Burke & Herbert Financial Services Corp. Announces Third Quarter 2026 Results and Declares Common Stock Dividend
For Immediate Release
October 22, 2026
Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter ended September 30, 2026. In addition, at its meeting on October 22, 2026, the board of directors declared a $0.55 per share regular cash dividend to be paid on December 1, 2026, to shareholders of record as of the close of business on November 13, 2026.
From David P. Boyle, Company Chair and Chief Executive Officer
“Our third quarter results reflect disciplined execution and continued momentum across the Company. Core earnings were strong, asset quality remains consistent with our moderate risk profile, and we once again delivered top-quartile returns compared to our peers. We also completed a $100 million subordinated debt offering, further strengthening our capital position and providing additional financial flexibility to support profitable growth. Our team continues to execute well, and we remain focused on delivering long-term value for our shareholders, customers, employees, and communities.”
Q3 2026 Highlights
•Financial results reflect a full quarter following the May 1, 2026, completion of the merger of LINKBANCORP, Inc. ("LNKB"), with and into Burke & Herbert and the merger of LINKBANK with and into Burke & Herbert Bank & Trust Company.
•The Company reported net income applicable to common shares of $36.2 million for the quarter and diluted earnings per common share (“EPS”) of $1.78; excluding merger-related items and other related items, adjusted (non-GAAP1) operating net income applicable to common shares was $43.4 million for the quarter and adjusted (non-GAAP1) diluted EPS was $2.14.
•For the quarter, the annualized return on average assets (“ROA”) was 1.30%, the annualized return on average common equity (“ROCE”) was 12.02%, and the annualized return on average tangible common equity (“ROATCE”) (non-GAAP1) was 14.14%.
•On an adjusted basis (non-GAAP1), ROA was 1.57%, ROCE was 14.42%, and ROATCE was 16.96%.
•Total shareholders’ equity was $1.2 billion and tangible common equity to tangible assets (non-GAAP1) was 8.77%, reflecting the Company’s strong capital position.
•Ending total gross loans were $8.1 billion and ending total deposits were $9.0 billion; ending loan-to-deposit ratio was 90.0%. The net interest margin (non-GAAP1) was 4.21% for the three months ended September 30, 2026.
•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $6.5 billion at the end of the third quarter.
•The Company continues to be well-capitalized, ending the quarter with 12.03%2 Common Equity Tier 1 capital to risk-weighted assets, 15.45%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 10.43%.2

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) Ratios as of September 30, 2026, are estimated.

Results of Operations
Third Quarter 2026 compared to Second Quarter 2026
The Company reported third quarter 2026 net income applicable to common shares of $36.2 million, or $1.78 per diluted common share, compared to second quarter 2026 net income applicable to common shares of $9.3 million, or $0.50 per diluted common share.
•Period-end total gross loans were $8.1 billion at September 30, 2026, an increase of $62.2 million from June 30, 2026. The Company originated $406.9 million of new, relationship-based loan commitments during the quarter.
•Period-end total deposits were $9.0 billion at September 30, 2026, a decrease of $12.4 million from June 30, 2026. Brokered deposits totaled $120.7 million at September 30, 2026, which represented only 1.35% of total deposits.
•Net interest income for the quarter was $105.0 million compared to $93.0 million in the prior quarter due to an increase in interest income of $17.7 million, which was partially offset by an increase in interest expense of $5.8 million, primarily due to the full quarter impact of LNKB.
•Net interest margin on a fully taxable-equivalent basis (non-GAAP1) increased to 4.21% versus 4.15% in the second quarter of 2026, driven by growth in both the average balance on total loans and higher yields on total loans, partially offset by higher funding costs. The increase reflected a full quarter of LNKB results and a rising interest rate environment.
•Accretion income on loans during the quarter was $9.3 million, and the amortization expense impact on interest expense was $1.5 million, or 30.4 bps of net interest margin on an annualized basis in the third quarter of 2026. In the prior quarter, accretion income on loans during the quarter was $9.3 million, and the amortization expense impact on interest expense was $1.5 million, or 34.0 bps of net interest margin on an annualized basis.
•The cost of total deposits, including non-interest bearing deposits, was 1.83% in the third quarter of 2026, compared to 1.75% in the second quarter of 2026. The increase in the cost of deposits was mostly due to increases in both the average balance of total interest-bearing deposits and the rates paid on total interest-bearing deposits compared to the second quarter of 2026. The increase reflected a full quarter of LNKB results and a rising interest rate environment.
•The Company recorded credit provision expense in the third quarter of 2026 of $1.5 million on loans and a recapture of credit loss expense of $0.8 million on unfunded commitments. The Company’s allowance for credit losses as of September 30, 2026, was $92.5 million, or 1.15% of total loans. Asset quality metrics remain within the Company’s moderate risk profile with adequate reserve coverage. Total delinquencies increased $4.9 million to $89.6 million during the quarter, and nonperforming loans increased $12.7 million to $108.0 million during the quarter; however, the increases were concentrated in a limited number of isolated credits and do not reflect broad-based deterioration in the loan portfolio. We do not currently expect these credits to result in material charge-offs, and nonperforming loans remain at 1.34% of total loans, below 1.60% a year ago.
•Total non-interest income increased $873.0 thousand to $14.7 million in the third quarter of 2026, compared to $13.8 million in the second quarter of 2026. The second quarter included transactions related to LNKB resulting in a loss of $1.9 million offset by company-owned life insurance income. Despite the absence of these items, non-interest income increased due to an additional month of combined debit card income and higher fiduciary and wealth management income.

•Non-interest expense for the third quarter of 2026 was $74.5 million compared to $93.5 million in the second quarter of 2026; adjusted non-interest expense for the third quarter of 2026 was $65.3 million compared to $61.1 million in the second quarter of 2026, the increase primarily due to the full quarter impact of LNKB.
Regulatory capital ratios2
The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of September 30, 2026, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 12.03%2 and 15.45%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 10.43%2 compared to a 5% level to be considered well-capitalized.
Burke & Herbert Bank & Trust Company (the “Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of September 30, 2026, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 13.36%2 and 14.35%,2 respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 11.20%2 is considered to be well-capitalized.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.
About Burke & Herbert
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 100 branches across Delaware, Kentucky, Maryland, Pennsylvania, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
Cautionary Note Regarding Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Burke & Herbert regarding our: merger with LINKBANCORP, Inc., effective as of May 1, 2026, and the expected cost savings, synergies, returns, and other anticipated benefits from the integration of LNKB; revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; estimates of the future costs and benefits of the actions we may take; assessments of expected losses on loans; assessments of interest rate and other market risks; ability to achieve financial and other strategic goals; and other statements that are not historical facts. Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.
Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert does not assume any duty, and does not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and are subject to significant risks and uncertainties outside of its control. Caution should be exercised against placing undue reliance on forward-looking statements.
The factors that could cause actual results to differ materially include the following: the possibility that the anticipated benefits of the merger will not be realized when expected or at all, including as a result of the impact of, or problems arising from (if any), the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and LNKB do business; costs or difficulties associated with newly developed or acquired operations; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate LNKB’s operations and those of Burke & Herbert; that the integration of LNKB may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; Burke & Herbert’s success in executing its business plans and strategies and managing the risks involved in the foregoing; and risks related to the potential impact of global macroeconomic conditions and changes in general economic, political, and market factors on the merger or our operations, generally (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, including the impact with respect to spending on industries concentrated in our market area, as well as the impact from tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; the effects of any cybersecurity breaches or events; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts and tensions, or public health events (such as pandemics), and of governmental and societal responses thereto; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Burke & Herbert’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026, and other reports Burke & Herbert files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
Interest income
Taxable loans, including fees	$134,060	$95,132	$116,770	$338,913	$288,966
Tax-exempt loans, including fees	63	47	55	158	136
Taxable securities	10,271	9,062	11,329	31,358	27,852
Tax-exempt securities	8,316	4,863	7,605	22,003	12,069
Other interest income	2,014	2,105	1,228	4,735	4,830
Total interest income	154,724	111,209	136,987	397,167	333,853
Interest expense
Deposits	41,275	30,286	35,018	103,013	92,568
Short-term borrowings	4,717	4,379	5,897	15,204	12,009
Subordinated debt	3,677	2,748	2,990	8,936	8,207
Other interest expense	39	26	40	113	79
Total interest expense	49,708	37,439	43,945	127,266	112,863
Net interest income	105,016	73,770	93,042	269,901	220,990

Credit loss expense (recapture) - loans and available-for-sale securities	1,493	574	(833)	873	2,191
Credit loss expense (recapture) - off-balance sheet credit exposures	(790)	(312)	2,212	1,221	(804)
Total provision for credit losses	703	262	1,379	2,094	1,387
Net interest income after credit loss expense	104,313	73,508	91,663	267,807	219,603

Non-interest income
Fiduciary and wealth management	3,347	2,664	3,100	9,674	7,532
Service charges and fees	2,570	2,070	2,286	6,711	6,195
Net gain (loss) on securities	89	212	(1,868)	20	251
Income from company-owned life insurance	2,078	1,152	3,207	6,764	5,327
Bank debit and other card revenue	3,625	3,192	3,421	9,881	9,100
Other non-interest income	3,013	2,295	3,703	8,374	6,080
Total non-interest income	14,722	11,585	13,849	41,424	34,485

Non-interest expense
Salaries and wages	32,816	20,848	41,378	95,607	63,109
Pensions and other employee benefits	6,229	4,429	5,787	17,386	13,632
Occupancy	4,941	3,479	6,654	15,622	11,045
Equipment rentals, depreciation and maintenance	5,385	3,908	6,934	16,507	12,092
Core deposit intangible amortization	6,352	3,683	5,530	15,566	11,869
ATM, card and network expense	1,799	1,200	1,389	4,322	3,646
FDIC and other regulatory assessments	1,198	976	1,576	3,914	2,978
Other operating	15,757	9,569	24,258	50,440	28,690
Total non-interest expense	74,477	48,092	93,506	219,364	147,061
Income before income taxes	44,558	37,001	12,006	89,867	107,027

Income tax expense	8,171	7,037	2,524	16,649	19,965
Net income	36,387	29,964	9,482	73,218	87,062
Preferred stock dividends	225	225	225	675	675
Net income applicable to common shares	$36,162	$29,739	$9,257	$72,543	$86,387

Earnings per common share
Basic	$1.79	$1.98	$0.50	$4.05	$5.76
Diluted	1.78	1.97	0.50	4.03	5.74

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$101,308	$53,497
Interest-earning deposits with banks	43,088	235,630
Cash and cash equivalents	144,396	289,127
Securities available-for-sale, at fair value	1,943,142	1,615,954
Restricted stock, at cost	58,999	42,187
Loans held-for-sale, at fair value	2,202	365
Loans	8,061,967	5,387,676
Allowance for credit losses	(92,473)	(67,823)
Net loans	7,969,494	5,319,853
Other real estate owned	2,873	2,689
Premises and equipment, net	148,370	136,809
Accrued interest receivable	48,725	35,442
Intangible assets	74,402	41,747
Goodwill	118,345	34,149
Company-owned life insurance	270,917	213,200
Other assets	252,528	189,104
Total Assets	$11,034,393	$7,920,626

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$2,015,942	$1,336,380
Interest-bearing deposits	6,939,693	5,067,561
Total deposits	8,955,635	6,403,941
Short-term borrowings	525,000	450,000
Subordinated debentures, net	233,935	70,222
Subordinated debentures owed to unconsolidated subsidiary trusts	17,458	17,268
Accrued interest and other liabilities	148,621	124,546
Total Liabilities	9,880,649	7,065,977

Shareholders’ Equity
Preferred stock and surplus	10,413	10,413
Common stock	10,382	7,800
Common stock, additional paid-in capital	736,232	405,922
Retained earnings	558,786	517,058
Accumulated other comprehensive income (loss)	(134,485)	(58,960)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	1,153,744	854,649
Total Liabilities and Shareholders’ Equity	$11,034,393	$7,920,626

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Interest-earning assets:
Loans:
Taxable loans	6.69%	6.54%	6.64%	6.79%	6.76%
Tax-exempt loans	6.29	6.15	7.12	7.03	6.78
Total loans	6.69	6.54	6.64	6.79	6.76
Interest-earning deposits and fed funds sold	3.55	3.28	4.25	3.83	4.33
Securities:
Taxable securities	3.97	4.23	3.78	3.78	3.86
Tax-exempt securities	4.66	4.65	4.48	4.27	4.17
Total securities	4.27	4.41	4.05	3.96	3.97
Total interest-earning assets	6.17%	6.06%	5.97%	6.06%	6.11%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.07%	1.96%	1.98%	2.07%	2.18%
Money market & savings	1.99	1.95	1.83	1.94	2.02
Brokered CDs & time deposits	3.34	3.27	3.11	3.23	3.25
Total interest-bearing deposits	2.36	2.25	2.16	2.28	2.37
Borrowings:
Short-term borrowings	3.55	3.64	3.78	3.93	3.85
Subordinated debt borrowings and other	9.49	9.16	10.46	10.62	9.49
Total interest-bearing liabilities	2.59%	2.51%	2.44%	2.54%	2.63%

Taxable-equivalent net interest spread	3.58	3.55	3.53	3.52	3.48
Benefit from use of non-interest-bearing deposits	0.63	0.60	0.56	0.59	0.60
Taxable-equivalent net interest margin (non-GAAP1)	4.21%	4.15%	4.09%	4.11%	4.08%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025

Interest-earning assets:
Loans:
Taxable loans	$7,951,809	$7,156,639	$5,380,967	$5,482,574	$5,584,315
Tax-exempt loans	5,047	4,497	2,903	3,159	3,511
Total loans	7,956,856	7,161,136	5,383,870	5,485,733	5,587,826
Interest-earning deposits and fed funds sold	118,138	69,525	70,361	222,990	100,445
Securities:
Taxable securities	1,123,098	1,137,512	1,128,486	1,031,603	1,034,136
Tax-exempt securities	896,752	830,459	696,580	623,417	586,129
Total securities	2,019,850	1,967,971	1,825,066	1,655,020	1,620,265
Total interest-earning assets	$10,094,844	$9,198,632	$7,279,297	$7,363,743	$7,308,536

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$3,002,772	$2,706,931	$2,286,206	$2,315,064	$2,278,587
Money market & savings	2,223,150	2,106,402	1,675,034	1,705,028	1,660,401
Brokered CDs & time deposits	1,715,509	1,421,123	1,044,605	1,100,215	1,135,546
Total interest-bearing deposits	6,941,431	6,234,456	5,005,845	5,120,307	5,074,534
Borrowings:
Short-term borrowings	531,335	653,886	496,501	453,436	453,486
Subordinated debt borrowings and other	153,724	130,913	87,979	86,635	114,900
Total interest-bearing liabilities	$7,626,490	$7,019,255	$5,590,325	$5,660,378	$5,642,920

Non-interest-bearing deposits	$2,029,261	$1,802,833	$1,332,090	$1,358,798	$1,338,188

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025

Per common share information
Basic earnings	$1.79	$0.50	$1.80	$2.00	$1.98
Diluted earnings	1.78	0.50	1.79	1.98	1.97
Cash dividends	0.55	0.55	0.55	0.55	0.55
Book value per common share	56.62	59.10	56.77	56.18	54.02
Tangible book value per common share (non-GAAP1)	47.07	49.23	51.83	51.13	48.72

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$11,034,393	$10,991,300	$7,927,711	$7,920,626	$7,889,037
Average interest-earning assets	10,094,844	9,198,632	7,279,297	7,363,743	7,308,536
Loans (gross)	8,061,967	7,999,765	5,404,667	5,387,676	5,559,479
Loans (net)	7,969,494	7,905,295	5,336,712	5,319,853	5,491,875
Securities, available-for-sale, at fair value	1,943,142	1,963,038	1,826,037	1,615,954	1,598,407
Intangible assets	74,402	80,754	38,063	41,747	45,431
Goodwill	118,345	118,345	36,253	34,149	34,149
Non-interest-bearing deposits	2,015,942	2,058,076	1,367,050	1,336,380	1,358,250
Interest-bearing deposits	6,939,693	6,910,006	4,965,215	5,067,561	5,053,802
Deposits, total	8,955,635	8,968,082	6,332,265	6,403,941	6,412,052
Brokered deposits	120,717	120,667	3,431	64,410	124,386
Uninsured deposits	3,265,486	3,157,531	2,060,145	2,057,873	2,022,739
Short-term borrowings	525,000	525,000	525,000	450,000	450,000
Subordinated debt, net	233,935	152,183	88,841	87,490	86,110
Unused borrowing capacity[3]	6,366,769	6,087,369	4,181,408	3,989,887	3,914,854
Total equity	1,153,744	1,202,179	864,504	854,649	822,231
Total common equity	1,143,331	1,191,766	854,091	844,236	811,818
Accumulated other comprehensive income (loss)	(134,485)	(59,637)	(69,002)	(58,960)	(68,454)

Asset Quality
Provision for credit losses	$703	$1,379	$12	$136	$262
Net loan charge-offs (recoveries)	2,865	1,159	81	(84)	226
Allowance for credit losses	92,473	94,470	67,955	67,823	67,604
Total delinquencies[4]	89,550	84,640	93,088	37,080	34,722
Nonperforming loans[5]	107,980	95,308	78,559	74,236	89,051

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), correspondent bank availability, and brokered deposit capacity.
(4) Total delinquencies represent only accruing loans 30 days or more past due.
(5) Includes non-accrual loans and loans 90 days past due and still accruing.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Income statement
Interest income	$154,724	$136,987	$105,456	$111,140	$111,209
Interest expense	49,708	43,945	33,613	36,218	37,439
Non-interest income	14,722	13,849	12,853	11,625	11,585
Total revenue (non-GAAP1)	119,738	106,891	84,696	86,547	85,355
Non-interest expense	74,477	93,506	51,381	48,500	48,092
Pretax, pre-provision earnings (non-GAAP1)	45,261	13,385	33,315	38,047	37,263
Provision for credit losses	703	1,379	12	136	262
Income before income taxes	44,558	12,006	33,303	37,911	37,001
Income tax expense	8,171	2,524	5,954	7,667	7,037
Net income	36,387	9,482	27,349	30,244	29,964
Preferred stock dividends	225	225	225	225	225
Net income applicable to common shares	$36,162	$9,257	$27,124	$30,019	$29,739

Ratios
Annualized return on average assets	1.30%	0.37%	1.39%	1.49%	1.50%
Annualized return on average common equity	12.02	3.52	12.77	14.31	15.08
Net interest margin (non-GAAP1)	4.21	4.15	4.09	4.11	4.08
Efficiency ratio	62.20	87.48	60.67	56.03	56.34
Loan-to-deposit ratio	90.02	89.20	85.35	84.13	86.70
Consolidated Common Equity Tier 1 (CET1) capital ratio[2]	12.03	11.76	13.78	13.45	12.79
Consolidated Total risk-based capital ratio[2]	15.45	14.42	16.52	16.17	15.44
Consolidated Leverage ratio[2]	10.43	11.07	11.26	10.92	10.71
Allowance coverage ratio	1.15	1.18	1.26	1.26	1.22
Allowance for credit losses as a percentage of non-performing loans	85.64	99.12	86.50	91.36	75.92
Non-performing loans as a percentage of total loans	1.34	1.19	1.45	1.38	1.60
Non-performing assets as a percentage of total assets	1.00	0.89	1.03	0.97	1.16
Net charge-offs (recoveries) to average loans (annualized)	14.3 bps	6.5 bps	0.6 bps	(0.6) bps	1.6 bps

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Net income applicable to common shares	$36,162	$9,257	$27,124	$30,019	$29,739
Add back significant items (tax effected):
Merger-related	7,220	28,221	1,114	—	—
Total significant items	7,220	28,221	1,114	—	—
Operating net income	$43,382	$37,478	$28,238	$30,019	$29,739

Weighted average dilutive shares	20,294,758	18,499,030	15,131,481	15,139,792	15,112,413
Adjusted diluted EPS	$2.14	$2.03	$1.87	$1.98	$1.97

Non-interest expense	$74,477	$93,506	$51,381	$48,500	$48,092
Remove significant items:
Merger-related	9,139	32,387	1,410	—	—
Total significant items	9,139	32,387	1,410	—	—
Adjusted non-interest expense	$65,338	$61,119	$49,971	$48,500	$48,092
Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Interest income	$154,724	$136,987	$105,456	$111,140	$111,209
Interest expense	49,708	43,945	33,613	36,218	37,439
Non-interest income	14,722	13,849	12,853	11,625	11,585
Total revenue (non-GAAP1)	$119,738	$106,891	$84,696	$86,547	$85,355
Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Income before income taxes	$44,558	$12,006	$33,303	$37,911	$37,001
Provision for credit losses	703	1,379	12	136	262
Pretax, pre-provision earnings (non-GAAP1)	$45,261	$13,385	$33,315	$38,047	$37,263
Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	As of
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Common shareholders' equity	$1,143,331	$1,191,766	$854,091	$844,236	$811,818
Less:
Intangible assets	74,402	80,754	38,063	41,747	45,431
Goodwill	118,345	118,345	36,253	34,149	34,149
Tangible common equity (non-GAAP1)	$950,584	$992,667	$779,775	$768,340	$732,238
Shares outstanding at end of period	20,193,639	20,165,171	15,045,941	15,028,524	15,028,524
Tangible book value per common share (non-GAAP1)	$47.07	$49.23	$51.83	$51.13	$48.72
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from shareholders' equity and retain the effect of accumulated other comprehensive income/(loss) in shareholders' equity.

Tangible Common Assets (non-GAAP1)
	As of
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Total assets	$11,034,393	$10,991,300	$7,927,711	$7,920,626	$7,889,037
Less:
Intangible assets	74,402	80,754	38,063	41,747	45,431
Goodwill	118,345	118,345	36,253	34,149	34,149
Tangible assets (non-GAAP1)	$10,841,646	$10,792,201	$7,853,395	$7,844,730	$7,809,457

Tangible common equity / tangible assets (non-GAAP1)	8.77%	9.20%	9.93%	9.79%	9.38%

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)
In management’s view, tangible common assets measures complement tangible common equity measures and may be meaningful to the Company, as well as analysts and investors, in assessing balance sheet composition and leverage and in facilitating comparisons with peers. These non‑GAAP measures enhance transparency by eliminating intangible assets from total assets, thereby providing additional insight into the relationship between the Company’s tangible asset base and its tangible common equity.

Return and Adjusted Return on Average Tangible Common Equity and Average Assets (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Average common shareholders' equity	$1,193,226	$1,053,502	$861,274	$832,411	$782,577
Average goodwill and other intangibles	(196,787)	(159,202)	(76,923)	(79,338)	(83,079)
Average deferred tax liabilities on goodwill and other intangibles	18,204	19,635	8,602	9,382	9,787
Average tangible common equity (non-GAAP1)	$1,014,643	$913,935	$792,953	$762,455	$709,285

Average total assets	$10,994,775	$10,010,483	$7,913,098	$7,979,528	$7,890,929
Average goodwill and other intangibles	(196,787)	(159,202)	(76,923)	(79,338)	(83,079)
Average deferred tax liabilities on goodwill and other intangibles	18,204	19,635	8,602	9,382	9,787
Average tangible total assets (non-GAAP1)	$10,816,192	$9,870,916	$7,844,777	$7,909,572	$7,817,637

Net income applicable to common shareholders	$36,162	$9,257	$27,124	$30,019	$29,739

Operating net income applicable to common shareholders (non-GAAP1)	$43,382	$37,478	$28,238	$30,019	$29,739

Annualized return on average common equity	12.02%	3.52%	12.77%	14.31%	15.08%
Annualized adjusted return on average common equity (non-GAAP1)	14.42	14.27	13.30	14.31	15.08
Annualized return on average tangible common equity (non-GAAP1)	14.14	4.06	13.87	15.62	16.63
Annualized adjusted return on average tangible common equity (non-GAAP1)	16.96	16.45	14.44	15.62	16.63
Annualized return on average assets	1.30	0.37	1.39	1.49	1.50
Annualized adjusted return on average assets (non-GAAP1)	1.57	1.50	1.45	1.49	1.50
In management’s view, adjusted return on average common equity, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted return on average assets are

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)
performance metrics that may be meaningful to the Company, as well as analysts and investors, in evaluating the Company’s profitability and efficiency in deploying capital and assets and in facilitating comparisons with peers. These non‑GAAP measures provide additional insight into the Company’s underlying operating performance by focusing on returns generated from common equity, tangible common equity, and total assets, as applicable.

The adjusted measures exclude the after‑tax effect of one‑time merger‑related expenses, which management believes enhances period‑to‑period comparability and provides a more representative view of the Company’s ongoing earnings performance. Return on average tangible common equity measures further isolate performance attributable to tangible capital by excluding the impact of intangible assets, while return on average assets reflects the Company’s effectiveness in generating earnings from its overall asset base. Management believes these measures, when considered together and alongside GAAP results, provide useful supplemental information for assessing profitability, capital efficiency, and operating trends.

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2026	2026	2026	2025	2025
Net interest income	$105,016	$93,042	$71,843	$74,922	$73,770
Taxable-equivalent adjustments	2,227	2,036	1,628	1,420	1,305
Net interest income (Fully Taxable-Equivalent - FTE)	$107,243	$95,078	$73,471	$76,342	$75,075

Average interest-earning assets	$10,094,844	$9,198,632	$7,279,297	$7,363,743	$7,308,536
Net interest margin (non-GAAP1)	4.21%	4.15%	4.09%	4.11%	4.08%
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.